UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  March 25, 2010

InfoLogix, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-125575	20-1983837
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

101 E. County Line Road, Hatboro, Pennsylvania	19040
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (215) 604-0691

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 25, 2010, InfoLogix, Inc. (the “Company”) and its subsidiaries (collectively, the “Borrowers”) borrowed $1,350,000 from Hercules Technology Growth Capital, Inc. (“Hercules”) as an overadvance under its revolving credit facility pursuant to the Amended and Restated Loan and Security Agreement dated November 20, 2009 and as amended by Amendment No. 1 dated February 19, 2010 (as amended, the “Loan Agreement”) with Hercules. The overadvance borrowed was, with the consent of Hercules, in excess of the maximum of $500,000 provided for in the Loan Agreement.  The repayment terms and interest rate charged on the overadvance are as provided for in the Loan Agreement and have not been modified for this borrowing, but the parties expect to enter into amendments to the Loan Agreement to convert this overadvance into a note convertible into shares of the Company’s common stock.  It is expected that the convertible note would bear interest at a rate of 8% per annum and the principal would be due and payable 36 months after issuance of the note.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFOLOGIX, INC.

Date: March 31, 2010	By:	/s/ John A. Roberts
John A. Roberts
Chief Financial Officer